Exhibit 99.1
INTERACTIVE DATA NAMES ANDREW HAJDUCKY
CHIEF FINANCIAL OFFICER
Experienced Finance Professional to Help Guide Company’s Future Growth;
Former CFO Steven Crane Completes Planned Transition to President of FT Interactive Data
BEDFORD, Mass. — June 13, 2006 — Interactive Data Corporation (NYSE: IDC), a leading provider of financial market data and analytic tools to institutional investors, active traders and individual investors, today announced that its Board of Directors has appointed Andrew J. Hajducky III as the Company’s executive vice president, chief financial officer and treasurer, effective June 15, 2006. Hajducky will be responsible for overseeing Interactive Data’s financial operations, human resources, corporate information systems, corporate planning, purchasing and investor relations. He will report directly to Stuart J. Clark, Interactive Data’s president and chief executive officer. Hajducky succeeds Steven G. Crane, who, as previously announced, will serve as president of FT Interactive Data, the Company’s largest business unit.
“We are delighted to welcome Andy to Interactive Data,” stated Stuart Clark. “He brings a valuable set of skills and tremendous experience that will serve us well as we continue to pursue new growth initiatives, enhance our profitability and build upon our strong financial foundation. Adding Andy to our senior management group also enables Steve Crane to transition to president of FT Interactive Data where he will direct efforts to extend this unit’s market leadership and bring new high-value services to the marketplace.”
Hajducky, 52, brings 30 years of experience to Interactive Data, having served in a variety of key senior management, financial and advisory roles. Prior to joining Interactive Data, Hajducky was executive vice president, chief financial officer, treasurer and secretary for DirectoryM Inc., a venture capital-backed online directory technology company. Before that, he was executive vice president, chief financial officer and treasurer at Centre Path Network, Inc. (formerly Giant Loop Network, Inc.). From 1995 through 2001, Hajducky served as executive vice president, chief financial officer and treasurer of CMGI, Inc. (NASDAQ: CMGI) where he played an instrumental role in supporting the company’s rapid growth, directing an array of mergers and acquisitions, and investment activities, and leading its finance and accounting organization. While at CMGI, he also served on the board of directors for a number of CMGI’s private and public companies. Prior to CMGI, Hajducky was a partner at Ernst & Young LLP, where he established and grew the firm’s mergers and acquisitions practice in New England. His work experience also includes serving as chief financial officer of Mountain International Company/Accu-Tel, Inc. after starting his career as an auditor at Price Waterhouse LLP and Coopers & Lybrand LLP.
Hajducky, a Certified Public Accountant, received a B.S. in Accounting from Bentley College and currently serves on Bentley’s Board of Trustees.
Steven Crane Becomes President of FT Interactive Data
Concurrent with the appointment of Hajducky as chief financial officer, Steven Crane commences his tenure as president of FT Interactive Data. As president of FT Interactive Data, Crane will work closely with John King, Interactive Data’s chief operating officer, and Raymond L. D’Arcy, president of Interactive Data’s sales, marketing and institutional business development, to continue FT Interactive Data’s growth through new product initiatives, strategic alliances, acquisitions, and related sales and marketing efforts. Crane was named executive vice president, chief financial officer and treasurer of Interactive Data in November 1999. He was previously vice president and chief financial officer of Video Services Corporation, a publicly traded provider of value-added services to the television network, cable and syndicated programming markets. He was also chief financial officer of an international division of PepsiCo, and held various financial positions at Chase Manhattan Bank.
Forward-looking and Cautionary Statements
This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and Federal securities laws, and is subject to the safe-harbor created by such Act and laws. Forward-looking statements may include our statements regarding our goals, beliefs, strategies, objectives, plans including product and service developments, future financial conditions, results or projections or current expectations including the Company’s belief that these executive appointments will help the Company pursue new growth initiatives, enhance our profitability, build upon our strong financial foundation, extend FT Interactive Data’s market leadership, support FT Interactive Data’s efforts to bring new high-value services to the marketplace, continue FT Interactive Data’s growth and expand our business globally. These statements are subject to known and unknown risks, uncertainties, assumptions and other factors that may cause actual results to be materially different from those contemplated by the forward-looking statements. Such factors include, but are not limited to: (i) the ability of our executives to grow the Company, (ii) FT Interactive Data’s ability to extend its market leadership position; (iii) the timely and successful introduction by FT Interactive Data of new high-value services; (iv) our ability to timely and successfully complete acquisitions, (v) our ability to timely and successfully enter into strategic alliances, and (vi) other factors identified in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission. We undertake no obligation to update these forward-looking statements.
About Interactive Data Corporation
Interactive Data Corporation (NYSE: IDC) is a leading global provider of financial market data, analytics and related services to financial institutions, active traders and individual investors. The Company’s businesses supply time-sensitive pricing, evaluations, dividend, corporate action and reference data for more than 3.5 million securities traded around the world, including hard-to-value instruments. Many of the world’s best-known financial service and software companies subscribe to the Company’s services in support of their trading, analysis, portfolio management and valuation activities. Through its businesses, FT Interactive Data, ComStock, CMS BondEdge and eSignal, Interactive Data has approximately 2,200 employees in offices located throughout North America, Europe, Asia and Australia, and is headquartered in Bedford, MA. Pearson plc (NYSE: PSO; LSE:PSON), an international media company whose businesses include the Financial Times Group, Pearson Education, and the Penguin Group, owns approximately 62 percent of the outstanding common stock of Interactive Data Corporation. For more information, please visit www.interactivedata.com.
The FT Interactive Data business includes FT Interactive Data Corporation, a Delaware corporation. The ComStock business includes ComStock, Inc., a New York corporation.

COMPANY CONTACTS Investors: Andrew Kramer Director of Investor Relations 781-687-8306 andrew.kramer@interactivedata.com	Media: John Coffey Manager, Public Relations 781-687-8148 john.coffey@interactivedata.com